   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 1998
                           Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                               REALNETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           WASHINGTON                                                       91-1628146
(State or other jurisdiction of incorporation or organization)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)

                         1111 Third Avenue, Suite 2900
                           SEATTLE, WASHINGTON  98101
                                 (206) 674-2700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   REALNETWORKS, INC. 1995 STOCK OPTION PLAN
         REALNETWORKS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)


                                 ROBERT GLASER
                            CHIEF EXECUTIVE OFFICER
                         1111 THIRD AVENUE, SUITE 2900
                           SEATTLE, WASHINGTON  98101
                                 (206) 674-2700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ______________________

                        CALCULATION OF REGISTRATION FEE


      TITLE OF SECURITIES          AMOUNT TO BE          PROPOSED MAXIMUM            AMOUNT OF
       TO BE REGISTERED            REGISTERED(1)    AGGREGATE OFFERING PRICE(2)   REGISTRATION FEE
--------------------------------------------------------------------------------------------------
Common Stock, $.001 per
share:

1995 Stock Option Plan                1,021,848              $18,423,919                  $5,435
                                    ___________            _____________           _____________
Amended and Restated                 11,528,810             $207,864,444                 $61,320
1996 Stock Option Plan              ___________           ______________           _____________
================================================================================================

(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the RealNetworks, Inc. 1995 Stock Option Plan (the "1995 Plan") and the RealNetworks, Inc. Amended and Restated 1996 Stock Option Plan (the "1996 Plan"), as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, as amended, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the 1995 Plan and the 1996 Plan.

(2) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices for the Common Stock reported by the Nasdaq National Market on September 11, 1998, which was $18.03.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated in this Registration Statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

          (c) The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on September 26, 1997, under Section 12(g) of the Exchange Act.

     All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all of the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Shares is being passed upon for the Registrant by Graham & James LLP/Riddell Williams, P.S., 1001 Fourth Avenue Plaza, Suite 4500, Seattle, Washington 98154, which serves as the Registrant's outside general counsel. Members of, lawyers of counsel to, and associates performing services for the Registrant in connection with their employment by, Graham & James LLP/Riddell Williams P.S. directly or indirectly beneficially own 1,820 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Amended and Restated Articles of Incorporation (the "Articles") contain provisions entitling directors and executive officers to be indemnified by the Registrant against claims arising out of their actions in such capacities to the fullest extent permitted by law, and the Registrant has entered into Indemnification Agreements with each of its directors and executive officers that contractually entitle such persons to similar protection. In addition, the Articles contain provisions limiting the personal liability of directors to the Registrant or its shareholders to the fullest extent permitted by law. The Registrant has also secured insurance on behalf of its executive officers and directors for certain liabilities arising out of their actions in such capacities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS


     Exhibit
     Number                                      Description
---------------     -------------------------------------------------------------------------
      5.1           Opinion of Graham & James LLP/Riddell Williams P.S.
     23.1           Consent of Graham & James LLP/Riddell Williams P.S. (included in opinion filed as Exhibit 5.1)
     23.2           Consent of KPMG Peat Marwick LLP
     23.3           Consent of PricewaterhouseCoopers LLP
     24.1           Power of Attorney (included on signature page)
     99.1           RealNetworks, Inc. 1995 Stock Option Plan
     99.2           RealNetworks, Inc. Amended and Restated 1996 Stock Option Plan

ITEM 9.  UNDERTAKINGS

   A.   The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 11, 1998.

                              REALNETWORKS, INC.


                              By: /s/ Robert Glaser
                                  ------------------------------------------
                                  Robert Glaser
                                  Chairman of the Board and Chief Executive
                                  Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert Glaser and Bruce Jacobsen, and each of them severally, as such person's attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 11, 1998.



             SIGNATURE                                          TITLE                                    DATE
             ---------                                          -----                                    ----
/s/ Robert Glaser                     Chairman of the Board and Chief Executive Officer           September 11, 1998
--------------------------------      (Principal Executive Officer)
Robert Glaser

/s/ Paul Bialek                       Senior Vice President, Finance & Operations and Chief       September 11, 1998
--------------------------------      Financial Officer
Paul Bialek                           (Principal Financial Officer)


/s/ Keith Adams                       Controller (Principal Accounting Officer)                   September 11, 1998
--------------------------------
Keith Adams

--------------------------------      President, Chief Operating Officer and Director
Bruce Jacobsen

/s/ James W. Breyer                   Director                                                    September 11, 1998
--------------------------------
James W. Breyer

/s/ Mitchell Kapor                    Director                                                    September 11, 1998
--------------------------------
Mitchell Kapor

                               INDEX TO EXHIBITS



        Exhibit
        Number                                                       Description
----------------------    ------------------------------------------------------------------------------------------------
          5.1             Opinion of Graham & James LLP/Riddell Williams P.S.
         23.1             Consent of Graham & James LLP/Riddell Williams P.S. (included in opinion filed as Exhibit 5.1)
         23.2             Consent of KPMG Peat Marwick LLP
         23.3             Consent of PricewaterhouseCoopers LLP
         24.1             Power of Attorney (included on signature page)
         99.1             RealNetworks, Inc. 1995 Stock Option Plan
         99.2             RealNetworks, Inc. Amended and Restated 1996 Stock Option Plan